EXHIBIT (D)(5)

                                                                 CONFORMED COPY


     REGISTRATION RIGHTS AGREEMENT dated as of July 19, 2000, among CDnow, Inc., a Pennsylvania corporation, (the "Issuer"), and Bertelsmann, Inc., a Delaware Corporation, (the "Holder").

     WHEREAS the parties hereto are parties to a Convertible Loan Agreement (as amended from time to time the "Loan Agreement") dated as of July 19, 2000; and

     WHEREAS as a condition to the consummation of the transactions contemplated by the Loan Agreement, the Issuer has agreed to grant to the Holder and its transferees certain registration rights with respect to its respective Registrable Securities (as defined below).

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     "Agreement" shall mean this Registration Rights Agreement.

     "Registrable Securities" shall mean all shares of CDnow Common Stock resulting from the conversion of (x) the Note or any portion of the principal amount thereof or (y) any accrued and unpaid interest on any Loan, in each case pursuant to Article 8 of the Loan Agreement.

     "Securities Act" shall mean the Securities Act of 1933.


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                                   ARTICLE 2
                              REGISTRATION RIGHTS

     SECTION 2.01. Registration Rights. With respect to the Holder's Registrable Securities, the Issuer will, if requested by the Holder at any time and from time to time within three years after the date of the conversion in full of the Note, as expeditiously as possible prepare and file a total of up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all Registrable Securities in accordance with the intended method of sale or other disposition stated by the Holder, including "shelf" registration statements under Rule 415 promulgated under the Securities Act or any successor provision, and the Issuer will use its best efforts to qualify such Registrable Securities under any applicable state securities laws. The Holder agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of the Issuer. The Issuer will use reasonable efforts to cause such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of the Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect the Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Issuer or any other material transaction involving the Issuer. Any registration statement prepared and filed under this Section 2.01, and any sale covered thereby, will be at the Issuer's expense (which shall include all registration filing fees, printing expenses and fees and disbursements of counsel to the Issuer), except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of counsel to the Holder related thereto. The Holder will provide all information regarding itself reasonably requested by the Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 2.01, the Issuer effects a registration under the Securities Act of its Common Stock for its own account or for any other shareholders of the Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow the Holder the right to participate in such registration, and such participation will not effect the obligation of the Issuer to effect demand registration statements for the Holder under this Section 2.01;


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provided that, if the managing underwriter of such offering advise the Issuer in writing that in their opinion the number of shares of its Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Issuer will include the Registrable Securities requested to be included therein by the Holder pro rata with the shares intended to be included therein by the Issuer. In connection with any registration pursuant to this Section 2.01, the Issuer, on the one hand, and the Holder, on the other, will provide the other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

                                   ARTICLE 3
                                 MISCELLANEOUS

     SECTION 3.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

                  if to Holder, to:

                   Bertelsmann, Inc.
                   1540 Broadway
                   New York, NY 10036-4094
                   Fax: 212-782-1103
                   Attention: Robert Sorrentino

                  with a copy to:

                   Davis Polk & Wardwell
                   450 Lexington Avenue
                   New York, New York 10017
                   Fax: 212-450-4800
                   Attention: Tiziana Tabucchi


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                  if to the Issuer, to:

                   1005 Virginia Drive
                   Ft. Washington, PA 19034
                   Facsimile: (215) 619-9521
                   Attention: David Capozzi

                   with a copy to:

                   Morgan, Lewis & Bockius LLP
                   1701 Market Street
                   Philadelphia, PA 19103-2921
                   Facsimile: (215) 963-5299
                   Attention: Peter Sartorius

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests or other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on any business day in the place of receipt. Otherwise, any such notice, request or other communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 3.02. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws rules of such state.

     SECTION 3.03. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the United States District Court for the Southern District of New York or any New York state court sitting in the City of New York, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the generality of the foregoing, each party hereto


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agrees that service of process upon such party as provided in Section 9.07 of the Loan Agreement shall be deemed effective service of process upon such party.

     SECTION 3.04. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             CDNOW, Inc.


                                             By: /s/ Jason Olim
                                                ------------------------------
                                                Title: President and Chief
                                                         Executive Officer


                                            BERTELSMANN, INC.


                                            By: /s/ Robert Sorrentino
                                                ------------------------------
                                                Title: President and Chief
                                                         Executive Officer


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